Exhibit 23(b) - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements Nos. 333-04367, 333-42506, 333-04365, 333-122282, 333-04369, 333-122283, 333-179138, 333-201706 and 333-220893 on Form S-8 and No. 333-220892 on Form S-3 of Herman Miller, Inc. of our report dated July 30, 2019, with respect to the consolidated financial statements and schedule of Herman Miller, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended May 30, 2020.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
July 28, 2020